EXECUTION COPY


                             Tel-Save Holdings, Inc.
                                1,200,000 Shares
                                  Common Stock
                                ($.01 par value)

                             Underwriting Agreement


                                                               November 14, 1996


Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

                  The persons named on Schedule I hereto (each a "Selling Stockholder"; collectively, the "Selling Stockholders"), propose to sell to you (the "Underwriter"), an aggregate amount of 1,200,000 shares of Common Stock, $.01 par value ("Common Stock"), of Tel-Save Holdings, Inc., a Delaware corporation (the "Company"), as indicated on Schedule I hereto. The shares to be sold by the Selling Stockholders are collectively referred to herein as the "Securities".

                  1.  Representations and Warranties.

                  (a) The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1. Certain terms used in this
Section 1 are defined in paragraph (iii) hereof.

                            (i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-14549) on such Form, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus), or (B) a final prospectus in accordance with Rules 430A and 424(b)(1) or (4), or (C) a final prospectus in accordance with Rules 415 and 424(b)(2), (3) or (5). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains an undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                           (ii) On the Effective Date, the Registration
         Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplements thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplements thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplements thereto).

                           (iii) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (i) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.


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

         "Registration Statement" shall mean the registration statement referred to in paragraph (i) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415", "Rule 424," "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Underwriter that:

              (i) Such Selling Stockholder is or will be, at the time of delivery thereof, the lawful owner of the Securities to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Securities, as provided herein, such Selling Stockholder will convey good and valid title to such Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

              (ii) The sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any material information concerning the Company or the Subsidiary which is not set forth in the Prospectus or any supplement thereto.

              (iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and has not effected any sales of shares of Common Stock which, if effected by the issuer, would be required to be disclosed in response to Item 701 of Regulation S-K.


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



              (iv) Certificates in negotiable form for such Selling Stockholder's Securities (other than the Securities to be sold hereunder by the Partitions (as defined in the Registration Statement), which Securities will be obtained upon exercise of the warrants pertaining to such Securities and will be issued in the name of, and delivered directly by the Company to, the Underwriter) have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized, executed and delivered by each Selling Stockholder, in the form heretofore furnished to you (the "Custody Agreement") with PNC Bank, N.A., as Custodian (the "Custodian"); the Securities represented by the certificates so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriter, the Company and the other Selling Stockholders; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

              (v) This Agreement and the Custody Agreement (if applicable) have been duly executed and delivered by such Selling Stockholder; the Custody Agreement (if applicable) is valid and binding on such Selling Stockholder; and such Selling Stockholder has the full legal right, capacity, power and authority to transfer or direct the transfer of the Securities being sold by such Selling Stockholder hereunder in the manner provided in this Agreement and the Custody Agreement;

             (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except (assuming the accuracy of the Company's representations and warranties hereunder) such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction or the rules of the NASD in connection with the purchase and distribution of the Securities by the Underwriter and such other approvals as have been obtained.

            (vii) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any of the other transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law, or the charter, by-laws or the constituent documents (if applicable) of such Selling Stockholder or any of its subsidiaries, or the terms of any indenture or other agreement


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



         or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Selling Stockholder or (if applicable) any of its subsidiaries.

                  Solely in respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to the Underwriter as the Company makes to the Underwriter under paragraph (a)(ii) of this Section.

                  (c) Each Partition represents and warrants to, and agrees with, the Underwriter that it has, or will simultaneously herewith, submit to the Company a duly executed and completed exercise notice with respect to the exercise of the warrants pertaining to the Securities to be sold by it hereunder, directing the Company to issue such Securities in the name of the Underwriter (or such other name or names and in such denominations as may be designated by the Underwriter), and directing the Company to deliver such Securities to, or upon the order of, the Underwriter against payment therefor by the Underwriter.

                  (d) Gerard Klauer Mattison & Co., LLC ("GKM") represents and warrants to, and agrees with, the Underwriter that it has, or will simultaneously herewith, submit to the Company a duly executed and completed subscription notice with respect to the exercise of the warrants pertaining to the Securities to be sold by it hereunder, directing the Company to issue such Securities in the name of GKM, and directing the Company to deliver such Securities to the Custodian in accordance with the Custody Agreement.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholders at a purchase price of $23.00 per share, the amount of the Securities set forth opposite such Selling Shareholder's name in Schedule I hereto.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on November 19, 1996, or such later date (not later than November 26, 1996) as the Underwriter shall designate, which date and time may be postponed by agreement among the Underwriter, the Company and the Selling Stockholders, (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the respective aggregate purchase prices of the Securities being sold by each of the Selling Stockholders to or upon the order of such Selling Stockholder by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in same day funds. Delivery of the Securities shall be made at such location as the Underwriter

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

shall reasonably designate at least one business day in advance of the Closing Date and payment for such Securities shall be made at the office of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Underwriter may request not less than two full business days in advance of the Closing Date.

                  Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriter of the Securities to be purchased by it from such Selling Stockholder and the Underwriter will pay any additional stock transfer taxes involved in further transfers.

                  4. Offering by The Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus.

                  5. Agreements. (a) The Company agrees with the Underwriter that:

              (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus without your prior consent, which consent shall not be unreasonably withheld. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

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


             (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this
         Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance.

             (iii) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

             (iv) The Company will furnish to the Underwriter and to counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

              (v) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the NASD in connection with its review (if required) of the offering.

             (vi) The Company will not, for a period of 120 days following the Execution Time, without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants or options outstanding at the Execution Time; may issue other options to employees so long as such options shall not become exercisable until 120 days following the Execution Time; and may issue or agree to issue Common Stock in connection with mergers or acquisitions, or in transactions with Partitions, where any such stock issued is subject

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


         to the restrictions as to disposition applicable to the Company in the first clause of this subsection.

            (vii) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

            (viii) The Company will issue Securities in accordance with the instructions received by it pursuant to the exercise notices submitted to it by the Partitions and the subscription notice submitted to it by GKM.

                  (b) Each Selling Stockholder agrees with the Underwriter that he, she or it will not during the period of 120 days following the Execution Time, without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld, offer, sell or contract to sell, or deliver (including by selling short) or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock beneficially owned by such Selling Stockholder, or any securities convertible into, or exchangeable for, shares of Common Stock, other than shares of Common Stock disposed of as bona fide gifts; provided, however, that, except with respect to the 300,000 shares of Common Stock beneficially owned by GKM on the date hereof, the foregoing shall not be deemed to prevent GKM from engaging in bona fide market making activities (which activities, except as required to fill a bona fide unaffiliated customer or inter-dealer order in compliance with the rules of the NASD, shall not include short sales) in the ordinary course of its business as a Nasdaq market maker in the Company's Common Stock.

                  6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and each Selling Stockholder contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and each Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and each Selling Stockholder of their respective obligations hereunder and to the following additional conditions:


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


                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriter agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have furnished to the Underwriter the opinion of Aloysius T. Lawn, IV, General Counsel and Secretary to the Company, dated the Closing Date, addressing the following matters:

              (i) each of the Company and Tel-Save, Inc. (the "Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business requires such qualification or in which it owns or leases material properties, in each case except for those jurisdictions where the failure to so qualify or to be in good standing would not have a material adverse effect on the financial condition, earnings, business or properties of the Company and the Subsidiary on a consolidated basis (a "Material Adverse Effect");

             (ii) all the outstanding shares of capital stock of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiary are owned by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

            (iii) the Company's authorized capital stock is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the certificates for the Securities comply as to form with the requirements of Section 158 of the Delaware General Corporation Law; and the holders of outstanding shares of Common Stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;

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


             (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body involving the Company or the Subsidiary of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and, to the knowledge of such counsel, there is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required, and the statements in the Prospectus under the heading "Risk Factors -- Government Regulation", insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings;

              (v) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements, schedules and other financial, market and statistical information contained therein and information provided by the Underwriter for inclusion therein, as to all of which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and nothing has caused such counsel to believe that at the Effective Date the Registration Statement (other than the financial statements, schedules and other financial, market and statistical information contained therein and information provided by the Underwriter for inclusion therein, as to all of which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (vi) this Agreement has been duly authorized, executed and delivered by the Company;

            (vii) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter and such other approvals (specified in such opinion) as have been obtained;

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


            (viii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the Amended and Restated Certificate of Incorporation or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or the Subsidiary is a party or bound, or any judgment, order or decree known to such counsel to be applicable to the Company or to the Subsidiary of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or the Subsidiary, which breach, violation or default is reasonably likely to have a Material Adverse Effect; and

             (ix) except for certain registration rights granted to the Selling Stockholders, no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel whom they believe to be reliable and who are reasonably satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph
(b) include any supplements thereto at the Closing Date.

                  (c) Each Selling Stockholder shall have furnished to the Underwriter an opinion of counsel acceptable to the Underwriter, dated the Closing Date, to the effect that:

              (i) this Agreement and the Custody Agreement (if applicable) have been duly executed and delivered by such Selling Stockholder, the Custody Agreement (if applicable) is valid and binding on such Selling Stockholder; and such Selling Stockholder has the full legal right, capacity, power and authority to transfer or direct the transfer of the Securities being sold by such Selling Stockholder hereunder in the manner provided in this Agreement and the Custody Agreement;

             (ii) the delivery by such Selling Stockholder to the Underwriter of certificates for the Securities being sold hereunder by such Selling Stockholder against payment therefor as provided herein, will pass good and marketable title to such Securities to the Underwriter, free and clear of all liens, encumbrances, equities and claims whatsoever;

            (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter and such other approvals (specified in such opinion) as have been obtained; and

             (iv) neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law, or the charter or by-laws (if any) of such Selling Stockholder, the terms of any indenture or other material agreement or instrument known to such counsel and to which such Selling Stockholder is a party or bound, or any judgment, order or decree known to such counsel to be applicable to such Selling Stockholder of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Selling Stockholder (such counsel being entitled to state that the opinion in this paragraph 8(c)(iv) is based solely on a certificate of each such Selling Stockholder in respect of matters of fact and without such counsel having made any independent inquiry as to the existence of indentures or other agreements or instruments, judgments, orders or decrees).

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter, and (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholders or responsible officers of the Selling Stockholders.

                  (d) The Underwriter shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplements thereto) and other related matters as the Underwriter may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (e) The Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

              (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

              (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

            (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and the Subsidiary, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

            (f) Each Selling Stockholder shall have furnished to the Underwriter a certificate, signed by, in the case of the TFG Selling Stockholders (as defined in the Registration Statement) by such TFG Selling Stockholders, and in the case of the other Selling Stockholders, by the Chairman of the Board or the President and principal financial or accounting officer (if any) of such Selling Stockholder, or such other duly authorized officer as may be acceptable to the Underwriter, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

                  (g) At the Execution Time and at the Closing Date, BDO Seidman, LLP shall have furnished to the Underwriter a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriter, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

         (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

         (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and the Subsidiary; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors and the executive, option, compensation and audit committees of the Company and the Subsidiary; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and the Subsidiary as to transactions and events subsequent to December 31, 1995, nothing came to their attention which caused them to believe that:

                           (1) any unaudited financial statements included or
                  incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; or

                           (2) with respect to the period subsequent to
                  September 30, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and the Subsidiary or capital stock of the Company or decreases in the stockholders' equity of the Company or working capital of the Company and the Subsidiary as compared with the amounts shown on the September 30, 1996 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from October 1, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net income before income taxes or in total or per share amounts of net income of the Company and the Subsidiary or in operating income of the Company and the Subsidiary, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriter; and

            (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Subsidiary) set forth in the Registration Statement and the Prospectus, including the information set forth under the caption "Description of Capital Stock" in the Prospectus, the information included or incorporated in Items 1, 5, 6, 7, 8 and 11 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial

         Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus agrees with the accounting records of the Company and the Subsidiary, excluding any questions of legal interpretation.

                  References to the Prospectus in this paragraph (g) includes any supplement thereto at the date of the letter.

                  (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (i) At the Execution Time, each of Lawrence H. Baird, Terrence
T. Baird, Kathleen M. Brooker and Gregory M. Baird shall have furnished to the Underwriter a letter substantially in the form of Exhibit A hereto addressed to the Underwriter, in which such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 120 days following the Execution Time without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld, other than shares of Common Stock disposed of as bona fide gifts.

                  (j) Prior to the Closing Date, the Company and each Selling Shareholder shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company and to each Selling Stockholder in writing or by telephone or telegraph confirmed in writing.

                  7. Reimbursement of Underwriter's Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any of the Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriter under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriter set forth in Section 6, the defaulting Selling Stockholder shall reimburse the Company on demand for all amounts so paid.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Securities Exchange Act of 1934 (the "Exchange Act") and each Selling Stockholder against any and all losses, claims, damages or liabilities, to which it may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter or any such Selling Stockholder specifically for inclusion therein and provided, further, that the Company shall not be liable to the Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of the Underwriter results from the fact that such Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to the Underwriter and the loss, claim, damage or liability of the Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus that was corrected in the

Prospectus or in the Prospectus as then amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Company or the Underwriter within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter and the Selling Stockholder, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in the preparation of documents referred to in the foregoing indemnity; provided that such Selling Stockholder shall not be liable to the Underwriter under the indemnity agreement in this subsection (b) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of the Underwriter results from the fact that the Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to the Underwriter and the loss, claim, damage or liability of the Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus that was corrected in the Prospectus or in the Prospectus as then amended or supplemented. In no event shall a Selling Stockholder be required to pay an amount in indemnification under this subsection (b) and contribution under subsection (e) below in excess of the total proceeds received by him, her or it pursuant to this Agreement. This indemnity agreement will be in addition to any liability that any Selling Stockholder may otherwise have.

                  (c) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company and the Selling Stockholders acknowledge that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in any Preliminary Prospectus or the Prospectus, and you, as the Underwriter, confirm that such statements are correct.

                  (d) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (iii) the indemnifying party, shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from liability arising out of such claim, action, suit or proceeding.

                  (e) In the event that the indemnity provided in paragraph (a),
(b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company, one or more of the Selling Stockholders and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriter from the offering of the Securities; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by the Underwriter hereunder, and provided, further, that for purposes of this subsection (e), the benefits received by the

Company shall be deemed to be equal to the aggregate benefits received by the Selling Stockholders in connection with the offering, the benefits received by each of the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, respectively, and the benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts set forth on the cover page of the Prospectus. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, each of the Selling Stockholders and of the Underwriter in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, the Selling Stockholders or the Underwriter. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this subsection (e).

                  9. Default by the Underwriter. Nothing contained in this Agreement shall relieve the Underwriter of its liability, if any, to the Company and the Selling Stockholders for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company and to the Selling Stockholders prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or Nasdaq or trading in securities generally on the New York Stock Exchange or Nasdaq shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or Nasdaq, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities.

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each of the Selling Stockholders and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to it, at Seven World Trade Center, New York, New York 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it, at 6805 Route 202, New Hope, Pennsylvania 18938, attention of the legal department; or, if sent to any of the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to such Selling Stockholder at the address set forth in Schedule II hereto.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                  15. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the Underwriter.


                                   Very truly yours,


                                   Tel-Save Holdings, Inc.

                                   By:________________________________
                                      Chairman and Chief Executive Officer



                                   Selling Stockholders:

                                   Collective Communications Services, Inc.


                                   By:________________________________
                                      Title:

                                   Eastern Telecommunications, Inc.


                                   By:________________________________
                                      Title:
                                      Network Plus, Inc.


                                   By:________________________________
                                      Title:
                                      The Furst Group, Inc.


                                   By:________________________________
                                      Title:


                                   Anne Marie Co., LLC


                                   By:________________________________
                                      Title:

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the Underwriter.

Individual Selling Stockholders:            Gerard Klauer Mattison & Co., LLC


                *                            By:________________________________
________________________________                Title:
        James D. Kaylor

                *
________________________________
        John S. Streep

                *
________________________________
       Kristin M. Streep

                *
________________________________
        J. Ryan Streep

                *
________________________________
       Jeffrey L. Bockol

                *
________________________________
       Leslie J. Bockol

                *
________________________________
       Matthew A. Bockol

                *
________________________________
       Marcia L. Bockol

                *
________________________________
        Wayne C. Phipps

                *
________________________________
       Hubert A. Streep



_______________

                  *The undersigned, by signing his name hereto, does hereby sign this Agreement on behalf of each of the above indicated Selling Stockholders pursuant to the Custody Agreement and Power of Attorney dated November 14, 1996.


By:__________________________
           Attorney-in-Fact

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.



Salomon Brothers Inc


By:_________________________
       Title:

                                   SCHEDULE I

                                                               Number of Shares
                                                               of the Securities
Selling Stockholder                                               To Be Sold
-------------------                                            -----------------

Collective Communications Services, Inc.......................      120,000

Network Plus, Inc.............................................      100,000

Anne Marie Co., LLC...........................................       30,000

Eastern Telecommunications Incorporated.......................      300,000

The Furst Group, Inc..........................................      100,000

James D. Kaylor...............................................      186,000

John S. Streep................................................      177,316

Kristin M. Streep.............................................        4,342

J. Ryan Streep................................................        4,342

Jeffrey L. Bockol.............................................        6,974

Leslie J. Bockol..............................................        4,342

Matthew A. Bockol.............................................        4,342

Marcia L. Bockol..............................................        4,342

Wayne C. Phipps...............................................        4,000

Hubert A. Streep..............................................        4,000

Gerard Klauer Mattison & Co., LLC............................       150,000
                                                                  _________
                                                        Total     1,200,000

                                   SCHEDULE II

                         NOTICES TO SELLING STOCKHOLDERS

                  All communications to the Selling Stockholders pursuant to
Section 12 of the Underwriting Agreement will be mailed, delivered or telegraphed and confirmed to the Selling Stockholders at their respective addresses set forth below:

                  If to Collective Communications Services, Inc., to:

                           Collective Communications Services, Inc.
                           112 Fayette Street
                           Conshohocken, Pennsylvania 19424

                           Attention:  Jeffrey Earhart
                           Phone:  610-834-4186
                           Facsimile:  800-781-6055

                  If to Eastern Telecommunications Incorporated, to:

                           Eastern Telecommunications Incorporated
                           17 John Street, 16th Floor
                           New York, New York 10038

                           Attention:  Avrohom Oustacher
                           Phone:  212-227-2510
                           Facsimile:  212-608-3891

                  If to Network Plus, Inc., to:

                           Network Plus, Inc.
                           234 Copland Street
                           Quincy, Massachusetts 02169

                           Attention:  Rob Hale
                           Phone:  617-786-4000
                           Facsimile:  617-786-4075

                 If to The Furst Group, Inc., to:

                           The Furst Group, Inc.
                           Furst Commerce Center
                           459 Oakshade Road
                           Shamong, New Jersey 08088

                           Attention:  Jeffrey L. Bockol
                           Phone:  800-818-4736
                           Facsimile:  609-268-7058

                  If to Anne Marie Co., LLC, to:

                           Anne Marie Co., LLC
                           Twin County Grocers
                           145 Talmadge Road
                           Edison, New Jersey 08818

                           Attention:  Mary Louise Filomeno
                           Phone:  908-248-6802
                           Facsimile:  908-248-6899

                  If to Gerard Klauer Mattison & Co., LLC, to:

                           Gerard Klauer Mattison & Co., LLC
                           529 Fifth Avenue
                           New York, New York 10017

                           Attention:  Manny Gerard
                           Phone:  212-885-4000
                           Facsimile:  212-885-4072

                  If to any of the following Selling Stockholders, to Jeffrey Bockol or John Streep, as Attorney-in-Fact under the Custody Agreement, c/o The Furst Group, Inc. at the address therefor set forth above:

                  James D. Kaylor
                  John S. Streep
                  Kristin M. Streep
                  J. Ryan Streep
                  Jeffrey L. Bockol
                  Leslie J. Bockol
                  Matthew A. Bockol
                  Marcia L. Bockol
                  Wayne C. Phipps
                  Hubert A. Streep

                                                                      EXHIBIT A


                       [Letterhead of Selling Stockholder]



                             Tel-Save Holdings, Inc.
                         Public Offering of Common Stock

                                                      ___________________, 1996

Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Dear Sirs:

                  This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Tel-Save Holdings, Inc., a Delaware corporation (the "Company"), certain Selling Stockholders named therein and you, relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

                  In order to induce you to enter into the Underwriting Agreement, the undersigned agrees not to offer, sell or contract to sell, or deliver (including, by selling short) or otherwise dispose of, directly or indirectly, or announce the offering of, any shares of Common Stock beneficially owned by the undersigned, or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 120 days following the day on which the Underwriting Agreement is executed without your prior written consent, which consent shall not be unreasonably withheld, other than shares of Common Stock disposed of as bona fide gifts.

                  If for any reason the Underwriting Agreement shall be terminated prior to Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.



                                         Yours very truly,

                                         [Signature of Selling Stockholder]

                                         [Name and address of
                                         Selling Stockholder]